UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2008

CHINA FORESTRY INC.
(formerly Patriot Investment Corporation)
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-25765
(Commission File Number)

87-0429748
(I.R.S. Employer Identification No.)

Room 517, No. 18 Building
Nangangjizhoing District
Hi-Tech Development Zone
Harbin, People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86-0451-87011257
(Registrant's Telephone Number, Including Area Code)

6269 Jamestown Court
Salt Lake City, UT  84121
(Former Name or Former Address, if changed since last report)

This Current Report on Form 8-K is filed by China Forestry Inc. (formerly Patriot Investment Corporation), a Nevada corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a)          On January 23, 2008, the Registrant dismissed Kempisty & Company, Certified Public Accountants, as the independent registered public accounting firm for the Registrant. Kempisty & Company, had been the independent registered public accounting firm for and reviewed the balance sheets for the quarters ended  June 30, 2007 and September 30, 2007 of the Registrant and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the quarters then ended. All of the foregoing unaudited consolidated financial statements are hereinafter collectively referred to as the “consolidated financial statements.” The review performed by Kempisty & Company of the consolidated financial statements for the two quarters contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, scope or accounting principles. The dismissal of Kempisty & Company was approved unanimously by the Board of Directors.

In connection with Kempisty & Company’s reviews of the interim periods through January 23, 2008, there have been no disagreements between the Registrant and Kempisty & Company on any matter of accounting principles or practices, financial statement disclosure, or scope or procedure, which, if not resolved to the satisfaction of Kempisty & Company would have caused it to make reference thereto in their review of the Registrant’s financial statements for these periods.

The Registrant has made the contents of this Form 8-K filing available to Kempisty & Company and requested it to furnish a letter to the Securities and Exchange Commission as to whether Kempisty & Company agrees or disagrees with, or wishes to clarify Registrant’s expression of its views. A copy of Kempisty & Company’s letter to the SEC is included as an exhibit to this filing.

(b)          On January 23, 2008, the Registrant engaged Turner, Stone & Company, Certified Public Accountants, as its independent registered public accounting firm. The Registrant has not consulted with Turner, Stone & Company regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant's financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

16.1	Letter from Kempisty & Company, Certified Public Accountants, to the Securities and Exchange Commission dated January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CHINA FORESTRY INC.

By: /s/Yuan Tian
Yuan Tian, Chief Executive Officer

DATED: January 30, 2008